UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 7, 2010

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 100
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

At the May 7, 2010 annual meeting of stockholders of Newfield Exploration Company (“Newfield”), Newfield’s stockholders elected all of Newfield’s 11 nominees for director, approved the Newfield Exploration Company 2010 Employee Stock Purchase Plan and ratified the appointment of PricewaterhouseCoopers LLP as Newfield’s independent registered public accounting firm for the year ending December 31, 2010 by the following votes:

1.    Election of Directors:

Nominee	For	Against	Abstentions	Broker Non-Votes
Lee K. Boothby	107,876,943	6,510,581	1,366,218	7,035,768
Philip J. Burguieres	109,432,998	4,939,018	1,381,726	7,035,768
Pamela J. Gardner	113,104,747	1,264,591	1,384,404	7,035,768
John Randolph Kemp III	112,972,597	1,391,484	1,389,661	7,035,768
J. Michael Lacey	112,991,629	1,380,641	1,381,472	7,035,768
Joseph H. Netherland	112,648,804	1,730,054	1,374,884	7,035,768
Howard H. Newman	110,444,750	3,933,100	1,375,892	7,035,768
Thomas G. Ricks	110,495,819	3,876,969	1,380,954	7,035,768
Juanita F. Romans	113,451,963	921,421	1,380,358	7,035,768
C. E. (Chuck) Shultz	109,689,588	4,688,734	1,375,420	7,035,768
J. Terry Strange	113,421,761	957,725	1,374,256	7,035,768

2.   Approval of the Newfield Exploration Company 2010 Employee Stock Purchase Plan:

For:	113,520,448
Against:	835,299
Abstentions:	1,397,995
Broker Non-Votes:	7,035,768

3.   Ratification of Appointment of Independent Registered Public Accounting Firm:

For:	118,086,546
Against:	3,286,267
Abstentions:	1,416,697
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 10, 2010	By:	/s/ Brian L. Rickmers
Brian L. Rickmers
Controller